UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 24, 2014, Heritage Commerce Corp, the holding company (the “Company”) of Heritage Bank of Commerce (the “Bank”) issued a press release announcing preliminary unaudited results for the quarter ended March 31, 2014.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this report set forth under this Item 2.02 shall not be treated as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as expressly stated by specific reference in such filing.

ITEM 8.01 OTHER EVENTS

QUARTERLY DIVIDEND

On April 24, 2014, the Company announced that its Board of Directors declared a $0.04 per share quarterly cash dividend to holders of common stock and Series C preferred stock (on an as converted basis).  The dividend will be paid on May 28, 2014, to shareholders of record May 7, 2014.  A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits.

99.1	Press Release, dated April 24, 2014, entitled “Heritage Commerce Corp Earnings Increase 41% to $3.1 Million for the First Quarter of 2014 from the First Quarter of 2013”

99.2	Press Release, dated April 24, 2014, entitled “Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.04 Per Share”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2014

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION

99.1	Press Release, dated April 24, 2014, entitled “Heritage Commerce Corp Earnings Increase 41% to $3.1 Million for the First Quarter of 2014 from the First Quarter of 2013”

99.2	Press Release, dated April 24, 2014, entitled “Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.04 Per Share”